Exhibit 99.1

Contact: Provectus Biopharmaceuticals, Inc. Timothy C. Scott, President Phone: 866-594-5999	Allison + Partners Tom Smith, Managing Director – Investor Relations Phone: 646-428-0653

FOR IMMEDIATE RELEASE

PROVECTUS BIOPHARMACEUTICALS CLOSES DEFINITIVE FINANCING

WITH PRH GROUP

Dominic Rodrigues Elected New Chairman, Bruce Horowitz Named New Director

KNOXVILLE, TN, April 4, 2017 — Provectus Biopharmaceuticals, Inc. (OTCQB: PVCT, www.provectusbio.com) (“Provectus” or the “Company”), a clinical-stage oncology and dermatology biopharmaceutical company, today announced the entry into definitive agreements related to the previously announced Definitive Financing Commitment Term Sheet (the “Definitive Financing”) it entered into on March 19 with a group of the Company’s stockholders referred in the Definitive Financing as the “PRH Group.”

Bruce Horowitz and Dominic Rodrigues were appointed as new Board members, and Mr. Rodrigues was elected as new Board Chairman. Eric Wachter, Ph.D. and Jan Koe will remain as Board members. The Board decreased the number of directors from five to four and will operate with four directors until such time as the third PRH Group-nominated director is appointed in accordance with the Definitive Financing. Three former members of Provectus’ board of directors, Kelly McMasters, M.D., Tim Scott, Ph.D., and Alfred E. Smith IV, resigned upon the PRH Group’s funding into escrow of its first financing tranche of $2.5 million and upon the draw-down by Provectus of the remainder of the $2.5 million investment commitment from Dr. Wachter, co-founder and Chief Technology Officer.

Provectus also has adopted the basic tenets of the PRH Group’s fundamental strategy for the Company: change the direction and control of the board of directors, complete a tranche-based capital formation program, and fortify the management team to support the clinical development program as well as business and corporate development opportunities.

Dominic Rodrigues said, “Our new board of directors thanks the Company’s former board members for their time, effort, and service. They worked collaboratively with the new directors and others to execute the new business plan of Provectus, focusing on the goals of maximizing shareholder value, maintaining the continuity of the Company’s mission, and strengthening the management team.”

About Provectus

Provectus is a clinical-stage biopharmaceutical company developing new therapies for the treatment of solid tumor cancers and dermatologic diseases. Provectus’ investigational oncology drug, PV-10, is an oncolytic immunotherapy currently enrolling patients in Phase 3 clinical trials for metastatic melanoma. The Company has received orphan drug designations from the FDA for its melanoma and hepatocellular carcinoma indications. PH-10, its topical investigational drug, has completed Phase 2 clinical trials as a treatment for atopic dermatitis and psoriasis. Information about these and the Company’s other clinical trials can be found at the NIH registry, www.clinicaltrials.gov. For additional information about Provectus, please visit the Company’s website at www.provectusbio.com or contact Allison + Partners.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date hereof, and we undertake no obligation to update such statements after this date.

Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016.

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